                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports dated April 26, 2002 accompanying the consolidated financial statements and schedule of Stellent, Inc. and subsidiaries which are incorporated by reference or included in the Annual report on Form 10-K of Stellent, Inc. for the year ended March 31, 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Stellent, Inc. and subsidiaries on Forms S-8 (No. 333-11489, No. 333-66449, No. 333-66451, No. 333-90843, No. 333-47228, No.
333-47216, No. 333-47214, and No. 333-47212) and Forms S-3 (No. 333-33437, No.
333-57181, No. 333-30466, No. 333-34476 and No. 333-32102).

                                                /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
June 25, 2002